Exhibit 10.44

Execution Version/ Versión de Firma

CONTRATO INDIVIDUAL DE TRABAJO A TÉRMINO INDEFINIDO DE SALARIO INTEGRAL - PERSONAL DE DIRECCIÓN, CONFIANZA Y MANEJO.	INDEFINITE TERM INDIVIDUAL EMPLOYMENT AGREEMENT INTEGRATED SALARY - OPERATIONAL, AND MANAGEMENT PERSONNEL AND PERSONNEL IN POSITIONS OF TRUST

Nombre del Empleador: Ecomedics S.A.S.	Name of Employer: Ecomedics S.A.S.

Trabajador: Julián David Wilches Guzmán	Employee: Julián David Wilches Guzmán

Cédula de Ciudadanía:	ID:

Fecha de Ingreso: 12 de enero de 2018	Starting Date: January 12, 2018

Cargo: Gerente de Relaciones Corporativas	Position: Chief Regulatory Officer

Salario Integral Bruto Anual: $180,000,000	Integrated Gross Annual Salary: $180,000,000

Pagaderos por Períodos: Mensual	Payment Frequency: Monthly

Dirección de residencia:	Address:

Conste por el presente, que entre los suscritos a saber, GUSTAVO ADOLFO ESCOBAR MORALES vecino de BOGOTA, identificado como aparece al pie de la firma, quien obra en nombre y representación de ECOMEDICS S.A.S., domiciliada en BOGOTA, que en adelante se denominará EL EMPLEADOR, por una parte, y por la otra JULIAN DAVID WILCHES GUZMAN, de las condiciones arriba indicadas, mayor de edad, y quien se denominará EL TRABAJADOR, hemos celebrado el presente Contrato Individual de Trabajo a término indefinido, contenido dentro de las siguientes cláusulas:	Notice is hereby given that this Indefinite Term Individual Employment Agreement (the ‘Agreement’), enclosed in the following clauses, has been formalized between the undersigned, namely, GUSTAVO ADOLFO ESCOBAR MORALES resident of BOGOTA, identified as appears below his signature, acting on behalf of and representing ECOMEDICS S.A.S., a Company domiciled in BOGOTA, hereinafter designated THE EMPLOYER, on one part, and on the other, JULIAN DAVID WILCHES GUZMAN, of the aforementioned conditions, of legal age, hereinafter designated THE EMPLOYEE:

Cláusula Primera	Clause One

1.1.- EL TRABAJADOR se obliga a incorporar su capacidad normal de trabajo en el desempeño de las funciones propias de Gerente de Relaciones Corporativas y en las labores similares, conexas, dependientes y complementarias del mencionado cargo, de conformidad con las órdenes e instrucciones que para tal fin le imparta EL EMPLEADOR o sus representantes.	1.1.- THE EMPLOYEE undertakes to incorporate his normal working ability in performing the duties peculiar to Chief Regulatory Officer and the tasks which are similar, related or complementary to the aforementioned position, in accordance with the orders and instructions provided by THE EMPLOYER or its representatives for such purpose.

1.2.- EL TRABAJADOR se obliga a no prestar directa o indirectamente servicios laborales a otros empleadores ni a trabajar por cuenta propia en el mismo oficio durante la vigencia de este contrato.	1.2.- THE EMPLOYEE undertakes not to render directly or indirectly services to other employers or be self-employed in the same activity during the term of this agreement.

Execution Version/ Versión de Firma

1.3.- EL TRABAJADOR reconoce y acepta que por comisión o delegación de funciones, además de prestar sus servicios directamente para EL EMPLEADOR, podrá llegar a prestar servicios en favor de terceros, de conformidad con los convenios de colaboración, acuerdos o contratos que EL EMPLEADOR llegare a celebrar para tal fin, sin que ello implique la existencia de una relación laboral adicional o distinta a la regulada por el presente contrato de trabajo o sin que esto implique coexistencia de contratos.	1.3.- THE EMPLOYEE acknowledges and agrees that by commission or delegation of duties, in addition to providing services directly to THE EMPLOYER, he may be asked to provide services to third parties, pursuant to cooperation agreements, that THE EMPLOYER executes for that purpose, without implying the existence of an employment relationship further or different from the scope of this contract or without implying coexistence of contracts.

Cláusula Segunda	Clause Two

2.1.- EL EMPLEADOR, por su parte, pagará a EL TRABAJADOR por la prestación de sus servicios, un salario integral remunerativo, cuyo valor mensual se cubrirá por mes vencido. El salario de EL TRABAJADOR se manejará, según las reglas que se definen a continuación:	2.1.- From its part, THE EMPLOYER shall pay THE EMPLOYEE an integrated salary for the rendering of his services, which monthly amount shall be covered every month in arrears. The salary of THE EMPLOYEE will be managed, in accordance with the following rules:

a)	Durante los primeros doce (12) meses de ejecución del Contrato de Trabajo, esto es, entre el primero (1°) de enero de 2018 y el treinta y uno (31) de diciembre de 2018, el valor mensual del salario integral será de quince millones de pesos ($15,000,000).	a)	During the first twelve (12) months of execution of the Employment Agreement, this is, between January first (1), 2018 and December 31, 2018, the monthly integrated salary will be of fifteen million pesos ($15,000,000).

b)	A partir del mes 13 de ejecución del Contrato de Trabajo, esto es, a partir del primero de enero de 2019, el valor mensual del salario integral será de treinta millones de pesos ($30,000,000).	b)	From the month 13 on of the execution of the Employment Agreement, this is, as of January first (1st), 2019, the monthly integrated salary will be of thirty million pesos ($30,000,000).

Teniendo en cuenta que el salario de EL TRABAJADOR está atado al porcentaje de dedicación en sus funciones, las Partes acuerdan que en el evento en el que EL TRABAJADOR pase a dedicar un porcentaje mayor de dedicación antes de las fechas anteriormente mencionadas, el salario de EL TRABAJADOR deberá ajustarse correlativamente.	Taking into consideration that the salary of THE EMPLOYEE is bound to the percentage of dedication to his duties, the Parties agree that in the event in which THE EMPLOYEE dedicates a higher percentage of dedication before the dates previously mentioned, the salary of THE EMPLOYEE will be adjusted correlatively.

2.2.- En adición al salario fijo, EL EMPLEADOR le otorgará a EL TRABAJADOR, como consecuencia del cumplimiento de objetivos y de acuerdo con los términos y condiciones establecidas por EL EMPLEADOR, un bono anual de naturaleza salarial equivalente al 25% del total del salario anual de EL TRABAJADOR es decir, el 25% de trescientos sesenta millones de pesos ($360.000.000), equivalente a noventa millones de pesos ($90.000.000). Este bono es otorgado a EL TRABAJADOR a título de salario integral variable. En este sentido, las Partes acuerdan de manera expresa que, dentro de la suma otorgada a EL TRABAJADOR como bono salarial, se encuentra incluido el factor prestacional de EL EMPLEADOR, el cual no es inferior al 30%.	2.2.- In addition to his monthly salary, THE EMPLOYER will grant THE EMPLOYEE, for the accomplishment of objectives and in accordance with the terms and conditions established by THE EMPLOYER, an annual bonus of salary nature equivalent to 25% of the total annual salary of THE EMPLOYEE, this is, 25% of three hundred and sixty million pesos ($360,000,000), equivalent to ninety million pesos ($90.000.000). In this sense, the Parties expressly agree that within the sum granted to THE EMPLOYEE as a salary bonus it is included the benefit factor of THE EMPLOYER, which is not inferior to the 30%.

Execution Version/ Versión de Firma

Este bono será pagadero sólo en el evento en que EL TRABAJADOR esté vinculado laboralmente en la fecha en que se complete la condición arriba indicada. Este bono salarial no será pagadero si dicha condición se cumple cuando EL TRABAJADOR esté desvinculado de la Compañía (por cualquier razón).	This bonus will be payable only if THE EMPLOYEEE is still employed on the date of the completion of the aforementioned condition. This salary bonus will not be payable if said condition is met and THE EMPLOYEE have left the Company (for any reason).

2.3.- En el salario mensual aquí estipulado, ha quedado incluido el valor del descanso dominical y festivo remunerado por el correspondiente mes de servicio, así como el factor prestacional, el cual no es inferior al 30% del salario y que contempla el auxilio de cesantías, intereses sobre cesantía, primas legales de servicio, y todas las demás prestaciones sociales, todos los recargos, beneficios, trabajo o descanso en días dominicales y festivos, primas extralegales de servicio, bonos y bonificaciones de cualquier clase y naturaleza, los viáticos, la incidencia salarial del pago de los viáticos y, en general, todos los conceptos que conforme a la ley o que por concesión extralegal recibiría EL TRABAJADOR si no tuviere salario integral, de tal manera que no habrá ningún pago o beneficio constitutivo de salario, cualquiera que sea, adicional al pago de este salario integral, excepción hecha de las vacaciones.	2.3.- The amount for weekends and paid holidays has been included in the stipulated monthly salary for the respective month of service, as well as the benefit factor, which is not inferior to the 30% of the salary and includes severance, interests on severance, legal service bonus, and all other fringe benefits, all surcharges and benefits, work or leaves on Sundays and Holidays, all extralegal bonuses of any type and nature, travel allowances, the impact of the travelling allowances in the salary and in general, all payments that under the law or extralegal concessions THE EMPLOYEE would receive as if he/she had no integrated salary, so that there will be no payment or benefit whatsoever deemed as salary to pay in addition to this salary, except for vacations.

2.4.- De acuerdo con la normatividad laboral vigente, las cotizaciones a la seguridad social se efectuarán con base en el setenta por ciento (70%) del valor total del salario integral. Cualquier variación legal a lo aquí estipulado será de aplicación inmediata a este contrato.	2.4.- In accordance with current labor regulations, contributions to social security shall be made based on seventy percent (70%) of the total amount of the integral salary. Any legal variation to the herein stipulated shall immediately apply to this contract.

2.5.- Las partes de común acuerdo convienen que cualquier pago de naturaleza salarial que reciba EL TRABAJADOR en ejecución del presente contrato, se entiende que es bajo la modalidad de salario integral, razón por la cual se entiende que en su monto se encuentra incluido el factor prestacional, el cual no es inferior al 30%.	2.5. – The Parties agree that any salary nature payment that THE EMPLOYEE receives from THE EMPLOYER in the performance of the labor agreement, is understood to be under the modality of integrated salary, and that this amount includes the fringe benefit factor, which is not inferior to the 30%.

2.6.- Se hace constar expresamente que el salario pactado en el presente contrato ha sido determinado teniendo en cuenta todas las obligaciones en cabeza de EL TRABAJADOR y en consecuencia, éste no tendrá derecho a ninguna remuneración, compensación e indemnización, adicional bajo ningún concepto distinto del salario pactado.	2.6.- It is expressly agreed by the Parties that the salary set forth in item 2.1 above, has been determined taking into account all obligations of THE EMPLOYEE and therefore he is not entitled to any additional remuneration, compensation or indemnification, in any way further than the established in this Agreement.

Execution Version/ Versión de Firma

2.7. – Las partes acuerdan expresamente que en los casos en que se le reconozcan a EL TRABAJADOR beneficios diferentes al salario, por concepto de alimentación, habitación, vivienda, transporte, vestuario, u otros beneficios tales como primas y bonificaciones de naturaleza extralegal, se considerarán tales beneficios o reconocimientos como no salariales, y por lo tanto no se tendrán en cuenta como factor salarial para ningún efecto legal.	2.7.– The parties expressly agree that in the event that THE EMPLOYER grants THE EMPLOYEE benefits, different from the salary, such as food allowance, housing, transportation, clothing, education, health insurance, extralegal services bonus, or other benefits such as bonus of extralegal nature, said benefits or recognitions shall be considered as non-constituent of salary, and therefore shall not be taken into account for the calculation of labor payments and payroll fees.

2.8.- En adición al salario fijo que recibe mensualmente EL TRABAJADOR, EL EMPLEADOR otorgará a EL TRABAJADOR los siguientes beneficios que a continuación se especifican, los cuales las Partes expresamente convienen que no serán constitutivos de salario para ningún efecto, por el acuerdo expreso al que han llegado, de conformidad con lo previsto en el artículo 15 de la Ley 50 de 1990, que subrogó el artículo 128 del Código Sustantivo del Trabajo, en concordancia con lo previsto en el artículo 17 de la Ley 344 de 1996:	2.8.- In addition to the fixed monthly salary received by THE EMPLOYEE, THE EMPLOYER will grant THE EMPLOYEE the following benefits, which the parties expressly agree that are non-constituent of salary, in accordance to the express agreement reached between the parties, pursuant to Article 15 of Law 50 of 1990, which subrogated Article 128 of the Labor Code, in accordance with Article 17 of Law 344 of 1.996:

a)	Bonificación por retiro: En el evento en el que EL EMPLEADOR termine el Contrato de Trabajo de EL TRABAJADOR unilateralmente y sin justa causa, se obliga a pagar a EL TRABAJADOR una bonificación por retiro, así:	a)	Retirement bonus: In the event THE EMPLOYER terminates the Employment Agreement of THE EMPLOYEE unilaterally and without cause, THE EMPLOYER obliges to pay THE EMPLOYEE, a retirement bonus, as follows:

i.	Si la terminación del contrato de trabajo ocurre durante el primer año de servicios, esto es, entre el 01 de enero de 2018 y el 31 de diciembre de 2018, una suma equivalente al 100% del salario anual de EL TRABAJADOR en ese periodo, esto es, una suma de ciento ochenta millones de pesos ($180,000,000).	i.	If the termination of the Employment Agreement occurs during the first year of provision of services, this is, between January 1, 2018 and December 31st, 2018, an amount equivalent to 100% of the annual salary in such period, this is, an amount of one hundred and eighty million pesos ($180,000,000).

ii.	Si la terminación del Contrato de Trabajo ocurre durante el segundo año de servicios, esto es, entre el 01 de enero de 2019 y el 31 de diciembre de 2019, una suma equivalente al 70% del salario anual de EL TRABAJADOR en ese periodo, una suma de doscientos cincuenta y dos millones de pesos ($252,000,000).	ii.	If the termination of the Employment Agreement occurs during the second year of provision of services, this is, between January 1, 2019 and December 31, 2019, an amount equivalent to 70% of the annual salary of THE EMPLOYEE in such period, this is, an amount of two hundred and fifty-two million pesos ($252,000,000).

Execution Version/ Versión de Firma

iii.	Si la terminación del Contrato de Trabajo ocurre durante el tercer año de servicios, esto es, entre el 01 de enero de 2020 y el 31 de diciembre de 2020, una suma equivalente al 40% del salario anual de EL TRABAJADOR en ese período, una suma de ciento cuarenta y cuatro millones de pesos ($144,000,000).	iii.	If the termination of the Employment Agreement occurs during the third year of provision of services, this is, between January 1, 2020 and December 31st, 2020, an amount equivalent to 40% of the annual salary of THE EMPLOYEE in such period, this is, an amount of one hundred and forty-four million pesos ($144,000,000).

Las Partes acuerdan de manera expresa que la suma que sea pagada a EL TRABAJADOR como bonificación de retiro incluirá el valor de la indemnización legal por despido sin justa causa establecida en el artículo 64 del Código Sustantivo del Trabajo.	The Parties expressly agree that any sum paid to THE EMPLOYEE as retirement bonus in the terms of this clause will include the amount corresponding to the legal indemnification for the termination of the employment contract without cause established in article 64 of the Colombian Labor Code.

b)	Bonificación no salarial: Como beneficio extralegal de naturaleza no salarial, a discreción de los órganos directivos de EL EMPLEADOR, EL TRABAJADOR tendrá derecho a recibir el pago de una prima extralegal, de acuerdo con los términos y condiciones establecidas por EL EMPLEADOR, por el cumplimiento de los resultados globales de EL EMPLEADOR.	b)	Non-salary bonus: As an extralegal benefit of non-salary nature, and as a discretionary decision of the governing bodies of THE EMPLOYER, THE EMPLOYEE will be eligible to receive an extralegal bonus, in accordance with the terms and conditions established by THE EMPLOYER, for the achievement of global results of THE EMPLOYER.

c)	Gastos por seguridad: EL EMPLEADOR se obliga a pagar los gastos razonables en que EL TRABAJADOR tenga que incurrir por concepto de contratación de servicios de seguridad personal y familiar, siempre que dichos gastos hayan sido debidamente aprobados por la Junta Directiva de EL EMPLEADOR.	c)	Security expenses: THE EMPLOYER is obliged to cover the reasonable expenses in which THE EMPLOYEE shall incur to hire personal and family security services, as long as such expenses are dully approved by the Board of THE EMPLOYER.

d)	Durante el primer año, el EMPLEADOR pagará al TRABAJADOR un tiquete mensual, cubriendo la ruta de ida y vuelta entre Miami, Estados Unidos y Bogotá, Colombia, con un límite de mil dólares (USD$1.000) por cada tiquete de ida y vuelta.	d)	During the first year, THE EMPLOYER will pay to THE EMPLOYEE a monthly round trip ticket between Miami, United States and Bogotá, Colombia with a cap of one thousand dollars (USD$1.000) per roundtrip ticket.

Cláusula Tercera	Clause Three

3.1.- Igualmente, las partes convienen que los pagos efectuados a EL TRABAJADOR por concepto de gastos de transporte, elementos de trabajo y otros semejantes realizados en dinero o en especie, que no beneficien o enriquezcan a EL TRABAJADOR, sino que se destinen al desempeño a cabalidad de sus funciones, no tienen carácter salarial. En todo caso, EL EMPLEADOR se obliga a reconocer a EL TRABAJADOR los gastos de viaje de acuerdo con la Política que para el efecto tiene en vigencia EL EMPLEADOR.	3.1.- The parties expressly agree that in in the event that THE EMPLOYER recognizes THE EMPLOYEE transportation expenses, working tools and similar, granted in cash or in kind, which do not benefit or enrich THE EMPLOYEE but that are destined for the performance of his duties, do not have salary nature. In any case, THE EMPLOYER obliges to grant THE EMPLOYEE the travel expenses in accordance with the Policy that for such effect THE EMPLOYER has in full force and effect.

Execution Version/ Versión de Firma

3.2.- EL EMPLEADOR entregará a EL TRABAJADOR las siguientes herramientas de trabajo, que de conformidad con lo previsto en el artículo 15 y 16 de la Ley 50 de 1990, no constituyen salario toda vez que éstas no se entregan para beneficio de EL TRABAJADOR ni para enriquecer su patrimonio, sino para desempeñar a cabalidad sus funciones:	3.2.- THE EMPLOYER may provide to THE EMPLOYEE the following working tools, which are non-constituent of salary pursuant Articles 15 and 16 of Law 50 of 1990, since they are not delivered to benefit THE EMPLOYEE or to enrich him, but for the exclusive performance of his duties:

a)	Plan de telefonía celular móvil: EL EMPLEADOR otorgará como herramienta de trabajo a EL EMPLEADOR un plan de telefonía celular móvil corporativo razonable, el cual será pagadero directamente a la empresa de telefonía móvil contratada. Se entiende que el plan de telefonía móvil pagado y asignado a EL TRABAJADOR es una herramienta para uso netamente laboral y en ese sentido, la información será propiedad de EL EMPLEADOR, siempre y cuando la información no esté clasificada como Datos Personales (como se define a continuación). EL TRABAJADOR expresamente acepta que EL EMPLEADOR puede revisar y auditar el plan de telefonía móvil regularmente, de conformidad con los términos establecidos en el presente Contrato.	a)	Mobile phone Plan: THE EMPLOYER will grant as a working tool to THE EMPLOYEE a reasonable corporate mobile phone plan, which will be paid directly to the hired mobile phone company. It is understood that the mobile plan purchased and assigned to THE EMPLOYEE is a working tool to be utilized exclusively for labor purposes and therefore, the information will be property of THE EMPLOYER, whenever the information is not classified as Personal Data (as defined further on). THE EMPLOYEE expressly agrees that THE EMPLOYER may check and audit his mobile phone account regularly, in accordance with the terms set forth in this Agreement.

3.3.- El uso de las herramientas de trabajo tales como computador, portátiles o de escritorio, teléfono celular, otorgados por EL EMPLEADOR se sujetarán a las políticas de EL EMPLEADOR, las cuales hacen parte integral del presente Contrato. Las herramientas de trabajo serán propiedad exclusiva de EL EMPLEADOR y estarán sometidas a lo establecido en el presente Contrato.	3.3. – THE EMPLOYER may provide working tools to THE EMPLOYEE such as computer equipment, laptops or desktops, cell phones, telephones. These shall be subject to the policies of THE EMPLOYER, which are an integral part of this Agreement and shall be subject to the terms set forth in this Agreement. Any work tools as described, shall remain the property of THE EMPLOYER.

3.4.- Como herramienta de trabajo EL TRABAJADOR utiliza equipos de computador, portátiles o de escritorio, con software instalado por EL EMPLEADOR, según inventario que del mismo se hace al momento de la entrega del equipo, o al momento de instalar dentro del mismo nuevo software, según sea el caso. El equipo es de propiedad de EL EMPLEADOR y éste de forma expresa prohíbe a EL TRABAJADOR instalar software por su propia cuenta en el computador de EL EMPLEADOR, entregado a EL TRABAJADOR como herramienta de trabajo, sin autorización escrita de EL EMPLEADOR, previa verificación de las licencias respectivas. EL TRABAJADOR será el único responsable frente al titular de los derechos sobre el software, de la instalación del software que EL TRABAJADOR haya instalado por su propia iniciativa, sin la mencionada autorización previa y por escrito. Igualmente será responsable ante cualquier autoridad que por cualquier razón llegare a inspeccionar el equipo en uso por parte de EL TRABAJADOR.	3.4.- As a working tool THE EMPLOYEE shall use the computer equipment, laptops or desktops, with software installed by THE EMPLOYER, according to a previous inventory made at the time of delivering the equipment, or when installing new software, as appropriate. These tools are the exclusive property of THE EMPLOYER, who explicitly prohibits THE EMPLOYEE installing other software on the computers, at his own initiative, without the written permission of THE EMPLOYER, and after checking the respective licenses. THE EMPLOYEE shall be solely liable to the holder of the rights to the software for any installation without the aforesaid prior written permission. Also. THE EMPLOYEE shall be accountable to any authority that inspects the equipment in use of THE EMPLOYEE.

Execution Version/ Versión de Firma

3.5.- Se entiende que la cuenta de correo electrónico asignada a EL TRABAJADOR es una herramienta de trabajo que debe usarse, exclusivamente, para propósitos laborales y, por lo tanto, la información que circule por ese medio será material clasificado de propiedad de EL EMPLEADOR, siempre que no constituya Datos Personales (según se definen más adelante). EL TRABAJADOR acepta de manera expresa que EL EMPLEADOR audite su cuenta de correo electrónico de manera periódica, conforme a lo establecido en el presente Contrato.	3.5.- It is understood that the email account assigned to THE EMPLOYEE is a working tool to be utilized exclusively for labor purposes and therefore, the information will be property of THE EMPLOYER, whenever the information is not classified as Personal Data (as defined further on). THE EMPLOYEE expressly agrees that THE EMPLOYER may check and audit his email account regularly, in accordance with the terms set forth in this Agreement.

Cláusula Cuarta	Clause Fourth

4.1.- EL TRABAJADOR conoce y acepta que en ejecución de este Contrato podrán ser modificadas sus funciones y responsabilidades y que su sitio de trabajo será BOGOTA. EL EMPLEADOR podrá cambiar el lugar de trabajo sin que por este solo hecho se pueda considerar como desmejora de las condiciones laborales del TRABAJADOR.	4.1.- THE EMPLOYEE knows and accepts that his duties and responsibilities may be modified during the performance of this Agreement and that his place of work shall be the city of BOGOTA. THE EMPLOYER may change the place of work, and this mere fact may not be considered deterioration of the working conditions of THE EMPLOYEE.

4.2.- EL EMPLEADOR se obliga a cubrir los gastos de transporte en que tenga que incurrir EL TRABAJADOR para movilizarse desde la ciudad de Bogotá, D.C. y hasta las diferentes sedes de trabajo de EL EMPLEADOR, dentro o fuera de territorio colombiano, de acuerdo con la Política de Transporte establecida por EL EMPLEADOR.	4.2.- THE EMPLOYER obliges to cover the transportation expenses in which THE EMPLOYEE incurs to mobilize from the city of Bogota, D.C. and to the different working headquarters of THE EMPLOYER, within or without Colombian territory, in accordance with the Transportation Policy established by THE EMPLOYER.

Cláusula Quinta	Clause Fifth

5.1.- EL TRABAJADOR se compromete a cumplir el Acuerdo de Confidencialidad, Cláusulas Restrictivas y de Propiedad Intelectual (“Acuerdo PIIAA”) que hace parte integral de este contrato.	5.1.- The EMPLOYEE agrees to abide by the Confidentiality, Restrictive Covenants and Intellectual Property Agreement (“PIIAA Agreement”) which is an integral part of this Agreement.

5.2.- Al momento de la terminación del presente contrato, EL TRABAJADOR no conservará ni entregará a terceros, sino que devolverá a EL EMPLEADOR todos y cada uno de los planos, dibujos, especificaciones, elementos, notas, libros de notas, memorandos, reportes, estudios, correspondencia y demás documentos y en general todo el material que se relacione con los negocios de EL EMPLEADOR o de terceros sobre la cual EL EMPLEADOR esté obligada a mantener confidencial, y que esté en su poder o bajo su custodia o control. Igualmente, EL TRABAJADOR deberá devolver todos los bienes pertenecientes a la Compañía como computadores, celular y cualquier otra herramienta de trabajo proporcionada por EL EMPLEADOR.	5.2.- At the termination of this employment agreement, THE EMPLOYEE will not retain or release to third parties, but return to THE EMPLOYER each and every one of the plans, drawings, specifications, features, notes, notebooks, memoranda, reports, studies, opinions, correspondence and other documents, and in general all the material that relates to the business of THE EMPLOYER or third parties in which THE EMPLOYER is committed to keep confidentiality, and is in his possession or under his custody or control. Furthermore, THE EMPLOYEE must return all the company property such as computers, phone and any other work tool provided by THE EMPLOYER.

Execution Version/ Versión de Firma

Cláusula Sexta	Clause Six

6.1.- EL TRABAJADOR declara no tener con ningún trabajador de EL EMPLEADOR relación de parentesco dentro del tercer grado de consanguinidad, primero de afinidad o primero civil. Igualmente declara no tener o haber tenido contra EL EMPLEADOR ni contra uno o varios de sus socios, proceso judicial alguno.	6.1.- THE EMPLOYEE disclaims any familiar relationship with THE EMPLOYER’S workers within the third degree of consanguinity, first of affinity or first civil. Also states that he has not filed a trial against THE EMPLOYER or against one or more of its partners.

6.2.- EL TRABAJADOR manifiesta adicionalmente no tener o estar frente alguna situación generadora de conflicto de intereses con EL EMPLEADOR, sus socios o sus trabajadores.	6.2. - THE EMPLOYEE states that he is not in a situation of conflict of interest with THE EMPLOYER, its partners or employees.

6.3.- En el evento en que EL TRABAJADOR tenga conocimiento de una situación posterior a su vinculación de una situación de conflicto de interés, deberá informarla a EL EMPLEADOR de manera inmediata. La violación de este deber constituye una falta grave para todos los efectos legales.	6.3.- In the event in which THE EMPLOYEE becomes aware of a conflict of interest after its engagement, he must report it to THE EMPLOYER immediately. The violation of this duty constitutes a serious violation for all legal purposes.

Cláusula Séptima	Clause Seven

7.1. – EL TRABAJADOR se obliga a laborar una jornada de trabajo de medio tiempo, equivalente a veinticuatro (24) horas semanales, durante los primeros doce meses, y una jornada de trabajo de tiempo completo, equivalente a cuarenta y ocho (48) horas semanales, a partir del mes trece.	7.1.- THE EMPLOYEE is obliged to a half-time working schedule, equivalent to twenty-four (24) weekly hours in the first 12 months and a full-time working schedule, equivalent to forty-height (48) weekly from month 13th.

7.2. - Por razón de las funciones que realiza EL TRABAJADOR y por el hecho de desempeñar un cargo de confianza y manejo, está excluido de la regulación sobre jornada máxima legal y deberá trabajar el número de horas que sean necesarias para el cabal desempeño de sus funciones, por lo cual no habrá lugar al reconocimiento de horas extras cuando se sobrepase el límite de la jornada máxima legal; esto, sin perjuicio del cumplimiento de los horarios mínimos señaladas por EL EMPLEADOR.	7.2. - Due to the duties performed by THE EMPLOYEE and since he holds a position of trust, he is excluded from the regulation concerning maximum legal working hours and shall work the necessary number of hours to carry out its duties in full. Therefore, the recognition of overtime, when the limit of maximum legal working hours is exceeded, shall not apply; this, without prejudice of complying with the minimum hours indicated by THE EMPLOYER.

Execution Version/ Versión de Firma

Cláusula Octava	Clause Eighth

8.1.- La duración de este contrato será indefinida y tendrá vigencia mientras subsistan las causas que le dieron origen y la naturaleza del trabajo.	8.1. - This Agreement shall have an indefinite duration and shall be in effect while the causes originating it and the nature of the work subsist.

Cláusula Novena	Clause Ninth

9.1.- Son justas causas para dar por terminado el presente contrato de trabajo, por parte de EL EMPLEADOR, además de las enumeradas en el literal a) del artículo 7o. del Decreto Ley 2351 de 1965, las contenidas en el reglamento interno de trabajo, el incumplimiento de cualquiera de las obligaciones y/o prohibiciones previstas en el presente contrato.	9.1.- Besides the causes listed in subsection a) of Article 7 of Decree Law 2351, 1965 and those enclosed in the Internal Employment Regulation, THE EMPLOYER may terminate this Agreement in the event of failure to comply with any of the obligations and/or prohibitions provided in this Agreement.

Cláusula Décima	Clause Tenth

10.1.- Además de las obligaciones previstas en la ley, en el Reglamento Interno de Trabajo, el Reglamento de Higiene y Seguridad Industrial, en los demás reglamentos y políticas de EL EMPLEADOR, así como en las cláusulas de este contrato, EL TRABAJADOR se compromete a cumplir las siguientes obligaciones especiales:	10.1.- Besides the obligations contemplated in the law, in the regulations and in the clauses of this contract, THE EMPLOYEE undertakes to comply with the Internal Work Regulation Hygiene and Safety Regulation, as well as all other policies and guidelines of the EMPLOYER, in particular the following special obligations:

a)	desempeñar personalmente las labores asignadas, observando en el cumplimiento de éstas, el cuidado y diligencia necesarios, incorporando toda su capacidad de trabajo en el desempeño de las mismas y conservando rigurosamente en sus actos y conductas los principios de veracidad y de lealtad hacia EL EMPLEADOR, sus superiores, compañeros de trabajo y para con el público en general;	a)	undertake personally all the obligations assigned by THE EMPLOYER, observing strict moral values and proper treatment with respect to its superiors, colleagues and the public in general;

b)	laborar en horarios diferentes al inicialmente pactado cuando EL EMPLEADOR así lo requiera;	b)	work in a different time than originally agreed when THE EMPLOYER requires it;

c)	prestar sus servicios personalmente en el lugar del territorio de la República de Colombia que indicare EL EMPLEADOR, y excepcionalmente fuera de dicho territorio cuando las necesidades del servicio así lo exigieren;	c)	render services personally where indicated by THE EMPLOYER, and exceptionally out of the Colombia where the needs of the service requires to;

d)	conocer y someterse a todas las políticas y medidas de seguridad y control que establezca EL EMPLEADOR para la buena y segura marcha del negocio;	d)	know and abide by all policies and security measures of control of THE EMPLOYER to establish good and safe running of the business;

Execution Version/ Versión de Firma

e)	Utilizar de manera racional los beneficios y servicios que le sean otorgados por EL EMPLEADOR;	e)	rationally utilize the benefits and services provided by THE EMPLOYER; or

10.2.- El incumplimiento de cualquiera de las obligaciones contenidas en esta cláusula, por una sola vez será considerado como violación grave para todos los efectos legales, en especial lo previsto en el numeral 6º del literal a) del artículo 7º del Decreto 2351 de 1965.	10.2.- The failure to comply with any of the obligations contained in this clause for a single time shall be considered serious violation for all legal purposes, especially for the notice in numeral 6 of subsection a) of Article 7 of Decree 2351 of 1965.

Cláusula Décima Primera	Clause Eleventh

11.1.- Este Contrato ha sido celebrado por las Partes en forma totalmente voluntaria y con la clara intención de acogerse a los deberes y obligaciones establecidos en mismo.	11.1.- This Agreement has been entered into by the Parties by their own free will, and with the clear intention to be bound with the duties and obligations established.

11.2.- Las partes manifiestan que no reconocerán validez a estipulaciones distintas al presente Contrato, el cual ha sido redactado de acuerdo a la ley y la libre voluntad de las mismas. Lo contenido en las cláusulas del presente Contrato constituye el acuerdo único y completo a que se ha llegado entre las Partes, quienes no reconocen, por tanto, valor a ningún otro acuerdo previo, verbal o escrito, que no haya quedado incluido en las cláusulas del presente acuerdo.	11.2.- The parties state that they will not acknowledge the validity of stipulations different from this contract, which has been drafted in accordance with the law and the free will of the parties. These clauses constitute the sole and entire agreement between the Parties, who do not recognize value to any other previous agreement substituting any other verbal or written agreement in all its parts, in effect prior to the subscription and formalization of this Agreement.

11.3.- En consecuencia, toda modificación 12. del salario u otra estipulación sustancial que acuerden las partes, se hará constar a continuación de su texto, bajo la firma de los contratantes o por medio de correspondencia cruzada entre ellas.	11.3.- Consequently, every modification to the salary or other substantial stipulation agreed by the parties shall be certified under its text, with the signature of the contracting parties or through communications between them.

Execution Version/ Versión de Firma

Cláusula Décima Segunda	Clause Twelfth

12.1. - EL TRABAJADOR autoriza de manera previa, expresa e informada a EL EMPLEADOR para que, directamente o a través de sus empleados, consultores, asesores y/o terceros encargados a tal efecto, realice cualquier operación o conjunto de operaciones tales como la recolección, almacenamiento, uso, circulación, supresión, transferencia y transmisión (el “Tratamiento”) de sus datos personales, entendidos como cualquier información vinculada o que pueda asociarse a EL TRABAJADOR (los “Datos Personales”), lo cual incluye pero no se limita a datos de contacto, información financiera, datos sensibles (por ejemplo información médica y datos biométricos) e información profesional. La presente autorización se otorga para el cumplimiento de los fines empresariales de EL EMPLEADOR, que incluyen pero no se limitan al cumplimiento de obligaciones legales o contractuales de EL EMPLEADOR con terceros; la debida ejecución de este Contrato; el cumplimiento de las políticas internas de EL EMPLEADOR, incluyendo la Política de Tratamiento de la Información de EL EMPLEADOR (la “Política”); la verificación del cumplimiento de las obligaciones de EL TRABAJADOR; la administración de sus sistemas de información y comunicaciones, y la generación de copias y archivos de seguridad de la información en los equipos proporcionados por EL EMPLEADOR. EL TRABAJADOR declara que acepta, autoriza, entiende y conoce el carácter facultativo de entregar o no a EL EMPLEADOR sus Datos Personales de carácter sensible. EL TRABAJADOR declara que acepta, autoriza, entiende y conoce que para el cumplimiento de los fines acá descritos y realizar las validaciones pertinentes para su vinculación laboral, EL EMPLEADOR, directa o indirectamente, podrá recolectar y someter a Tratamiento Datos Personales y Datos Personales de carácter sensible de EL TRABAJADOR (por ejemplo información médica y datos biométricos), mediante la práctica de visitas domiciliarias, estudios de antecedentes, pruebas de polígrafo y/o exámenes médicos, entre otras.	12.1. - THE EMPLOYEE hereby grants his informed, previous and express consent in order for THE EMPLOYER to, directly or through its employees, consultants, advisors and/or third parties appointed to that end, perform any operation or set of operation such as collecting, storing, using, circulating, suppressing, transferring and transmitting (the “Processing”) THE EMPLOYEE’S personal data, understood as any information pertaining or that can be associated to THE EMPLOYEE (the “Personal Data”), which includes but is not limited to his contact data, financial information, sensitive data (for instance, medical or biometrical data) and professional information. The present authorization is granted in order for THE EMPLOYEER to accomplish its business purposes, which include but are not limited to complying with legal or contractual obligations of THE EMPLOYEER with third parties; the adequate performance of this Contract; complying with THE EMPLOYER’s internal policies, including THE EMPLOYER’s Privacy Policy (the “Policy”); the verification of performance of THE EMPLOYEE’s obligations; the management of its information and communication systems, and the generation of back-up copies and security files of the information contained in the equipment provided by THE EMPLOYER. THE EMPLOYEE represents and warrants that he accepts, authorizes, understands and is aware that providing THE EMPLOYER his Personal Data of a sensitive nature is optional. THE EMPLOYEE represents and warrants that he accepts, authorizes, understands and is aware for the accomplishment of the purposes described herein and for undertaking the necessary verifications pursuant to his engagement as an employee, THE EMPLOYER, either directly or indirectly, may collect and subject to Processing the Personal Data and Personal Data of a sensitive nature (for instance, medical or biometrical data) through home visits, background checks, polygraph tests or medical examinations, among others.

12.2. - EL TRABAJADOR autoriza de manera previa, expresa e informada a EL EMPLEADOR para transferir y/o transmitir los Datos Personales o permitir el acceso a éstos a terceros ubicados en Colombia o en el exterior, para el cumplimiento de los mismos fines de EL EMPLEADOR, incluso a países que no proporcionen niveles adecuados de protección de datos. EL TRABAJADOR declara que acepta, autoriza, entiende y conoce que el Tratamiento efectuado por fuera del territorio colombiano puede regirse por leyes extranjeras. EL TRABAJADOR declara que acepta, autoriza, entiende y conoce que ha sido informado de los derechos que le asisten en su calidad de titular de Datos Personales, entre los que se encuentran los siguientes: (i) conocer, actualizar, suprimir y rectificar sus Datos Personales frente a EL EMPLEADOR o quienes por cuenta de éste realicen el Tratamiento; (ii) solicitar prueba de la autorización otorgada a EL EMPLEADOR, salvo cuando la ley no lo requiera; (iii) previa solicitud, ser informado sobre el uso que se ha dado a sus Datos Personales por EL EMPLEADOR o quienes por cuenta de éste realicen el Tratamiento; (iv) presentar ante las autoridades competente quejas por violaciones al régimen legal colombiano de protección de datos personales; (v) revocar la presente autorización y/o solicitar la supresión de sus Datos Personales, y (vi) acceder en forma gratuita a sus Datos Personales que hayan sido objeto de Tratamiento. EL TRABAJADOR declara que acepta, autoriza, entiende y conoce que la revocación de la presente autorización y la supresión de sus Datos Personales sólo procederá en la medida en que no exista una obligación legal o contractual de permanecer en la respectiva base de datos.	12.2. - THE EMPLOYEE hereby grants his informed, previous and express consent in order for THE EMPLOYER to transmit and/or transfer the Personal Data or to allow access thereto, to third parties located in Colombia or abroad, for the accomplishment of THE EMPLOYER’S business purposes, including countries that do not provide adequate levels of data protection. THE EMPLOYEE represents and warrants that he accepts, authorizes, understands and is aware that the Processing that takes places abroad may be governed by foreign law. THE EMPLOYEE represents and warrants that he accepts, authorizes, understands and is aware that he has been informed of his rights as data subject, among which are the following: (i) to obtain, update, and rectify his Personal Data before THE EMPLOYER or before third parties who perform the Processing on its behalf; (ii) to request evidence of his authorization granted to THE EMPLOYER, except when such authorization is not required by law; (iii) when requesting so, be informed about the use that has been given to his Personal Data by THE EMPLOYEE or by third parties who have performed the Processing on its behalf; (iv) to file complaints before competent authorities for the violation of data protection laws and regulations; (v) to revoke the present authorization or request the deletion of his Personal Data, and (vi) to access, free of charge, to his Personal Data which has been Processed. THE EMPLOYEE represents and warrants that he accepts, authorizes, understands and is aware that the withdrawal of the present authorization and the suppression of his Personal Data will only come through whenever there is no legal or contractual obligation in place to remain in the respective data base.

Execution Version/ Versión de Firma

12.3.- Por medio del presente Contrato, EL TRABAJADOR declara, garantiza y representa lo siguiente:	12.3.- By means of the present Contract, THE EMPLOYEE represents and warrants the following:

a)	Que conoce y entiende la Política, pues ha tenido oportunidad de consultarla y estudiarla detenidamente.	a)	That he is acquainted with and understands the Policy, as he has had the opportunity to examine and study it in a detailed manner.

b)	Que conoce y entiende que el responsable del Tratamiento será EL EMPLEADOR.	b)	That he is acquainted with and understands that the entity responsible for the Processing will be THE EMPLOYER.

c)	Que conoce y entiende los procedimientos y las formas con que cuenta para el ejercicio de los derechos que le asisten como titular de los Datos Personales, tal como éstos se establecen y describen en la Política.	c)	That he is acquainted with and understands the proceedings and ways for exercising his/her rights as a data subject, as described in the Policy.

d)	Que conoce y entiende que cualquier solicitud, reclamo, consulta o inquietud debe dirigirse al gerente al teléfono de EL EMPLEADOR y correo electrónico del gerente, con arreglo a los términos y formas señalados en la Política.	d)	That he is acquainted with and understands that any petition, claim, request, inquiry or question shall be addressed to the manager, to THE EMPLOYER’S phone and to the manager’s email address, according to the terms and proceedings set forth in the Policy.

e)	Que EL EMPLEADOR, en cumplimento de lo establecido en la normativa de protección de datos personales, particularmente de la Ley 1581 de 2012 y del Decreto 1377 de 2013, le ha informado del carácter facultativo de las respuestas a las preguntas sobre Datos Personales de carácter sensible o sobre Datos Personales de niñas, niños y adolescentes.	e)	That THE EMPLOYER, in due compliance with data protection laws and regulations, particularly Law 1581 of 2012 and Decree 1377 of 2012, has informed of him that his/her answers to questions regarding Personal Data of a sensitive nature, or regarding girls, boys and teenagers, are optional.

f)	Que la presente autorización comprende el Tratamiento de sus Datos Personales a futuro y el que hubiere efectuado antes de la suscripción del presente Contrato, situación que se entiende ratificada por este medio.	f)	That the present authorization includes the Processing of the Personal Data in the future, and any may have been performed before the execution of this Contract, is understood as being ratified hereby.

Execution Version/ Versión de Firma

g)	Que si bien EL EMPLEADOR cuenta con una infraestructura tecnológica sólida y confiable, existen circunstancias inherentes al Tratamiento que expondrán los Datos Personales a ciertos riesgos, lo cual incluye pero no se limita a riesgos de seguridad, riesgos de virus, riesgos de corrupción y caídas del servicios, entre otros.	g)	That although THE EMPLOYER’S has a solid and trustworthy IT infrastructure, there could be situations inherent to the Processing that may expose the Personal Data to certain risks, which include but are not limited to security risks, viruses, corruption risks and loss of services, among others.

h)	Que EL EMPLEADOR podrá monitorear de manera rutinaria cualquier equipo, herramienta tecnológica o cualquier herramienta de trabajo asignada a EL TRABAJADOR, sin que EL TRABAJADOR pueda alegar la inviolabilidad de sus comunicaciones o el uso no autorizado de sus Datos Personales. Este monitoreo deberá hacerse de acuerdo a los propósitos de EL EMPLEADOR, conforme a lo establecido en el presente Contrato.	h)	That THE EMPLOYER may review and audit on a regular basis any equipment, technological device or any working instrument provided to the EMPLOYEE, in such a way that the EMPLOYEE may not stress a violation of this personal communications or the non-authorized use of his/her Personal Data. This surveillance shall be performed in accordance with the purposes set forth herein.

En fe de lo expuesto se firma en la ciudad de Bogotá, a los 12 días del mes de enero de 2018, en dos (2) ejemplares del mismo valor y contenido, uno (1) para EL EMPLEADOR, y otro que se entrega a EL TRABAJADOR. En caso de discrepancia entre las versiones en inglés y español del Contrato, prevalecerá la versión en español.	IN WITNESS WHEREOF, this Agreement is executed in the city of Bogota, on the 12th day of January of the year 2018, in two (2) counterparts, of which shall be deemed to be originals having the same value, one (1) for THE EMPLOYER, another which is provided to THE EMPLOYEE. In case of discrepancy between the English and the Spanish version of this Agreement, the Spanish version shall prevail.

/s/ Julian David Wilches Guzman
EL TRABAJADOR/ THE EMPLOYEE
JULIAN DAVID WILCHES GUZMAN

/s/ Gustavo Escobar Morales
EL EMPLEADOR / THE EMPLOYER
ECOMEDICS S.A.S.
GUSTAVO ESCOBAR MORALES